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AIM U.S. GOVERNMENT FUND                                           SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

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
FOR PERIOD ENDING: 1/31/2010
FILE NUMBER :      811-05686
SERIES NO.:        4

72DD.                        1 Total income dividends for which record date passed during the period. (000's Omitted)

                               Class A                   $  7,717

                             2 Dividends for a second class of open-end company shares (000's
                               Omitted)

                               Class B                   $  1,295
                               Class C                   $  1,152
                               Class R                   $    250
                               Class Y                   $     70
                               Investor Class            $  1,110
                               Institutional Class       $    389

73A.                           Payments per share outstanding during the entire current period:
                               (form nnn.nnnn)

                             1 Dividends from net investment income

                               Class A                     0.1819

                             2 Dividends for a second class of open-end company shares
                               (form nnn.nnnn)

                               Class B                     0.1493
                               Class C                     0.1487
                               Class R                     0.1710
                               Class Y                     0.1932
                               Investor Class              0.1822
                               Institutional Class         0.2040

74U.                         1 Number of shares outstanding (000's Omitted)

                               Class A                     34,832

                             2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)

                               Class B                      7,668
                               Class C                      7,441
                               Class R                      1,530
                               Class Y                        270
                               Investor Class               6,521
                               Institutional Class          1,568

74V.                         1 Net asset value per share (to nearest cent)

                               Class A                   $   8.90

                             2 Net asset value per share of a second class of open-end company shares (to nearest cent)

                               Class B                   $   8.93
                               Class C                   $   8.89
                               Class R                   $   8.90
                               Class Y                   $   8.90
                               Investor Class            $   8.90
                               Institutional Class       $   8.91
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